UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2008
OCEANIC EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Dorado Place, Suite 250, Englewood, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 220-8330
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2008, Lori A. Brundage, age 45, accepted the appointment as Chief Financial Officer of Oceanic Exploration Company effective August 1, 2008. Since 2002, Ms. Brundage has been serving as the Accounting Manager for jetCenters, Inc., a fixed base operations company that provides fuel and both long-term and short-term hangar space for aircraft. jetCenters, Inc. is an affiliate of the Company and the Chairman of our Board of Directors. Ms. Brundage previously served as CFO of the Company from 1996 to 2000. Ms. Brundage has no other relationship with the Company, its directors or its executive officers. Ms. Brundage has a bachelor’s degree in accounting from Fort Lewis College in Durango, Colorado.
As CFO, Ms. Brundage will work part-time for the Company and be compensated on an hourly basis. Based on her agreement with the Company to work approximately 20 hours per week, she will receive an annual compensation of approximately $66,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 10, 2008

Oceanic Exploration Company
/s/ Stephen M. Duncan
President